EXHIBIT 10.1

Amendment No. 1 to Promissory Note

Sobol/Hausman

$50,000                                                                                                  Dated December 30, 2009

The following terms set forth the amendment to the Promissory Note (Note) dated as of December 30, 2009 between Marvin S. Hausman and Philip Sobol (the Individual Payees) and Total Nutraceutical Solutions (TNS, the Payor).

1.

 The maturity date of the Note shall be extended an additional two years to December 31, 2013.

2.

Interest rate will remain 6% per annum and shall continue to accrue until the Promissory Note is payable.

3.

TNS will grant to each Individual Payee 1,000,000 warrants at $0.06 cents per share; 500,000 warrants to each Individual Payee will vest upon execution of this agreement with the remaining warrants vesting over a 2 year period.

4.

Except as otherwise provided herein, the original note remains in full force and effect.

In Witness Whereof, the parties hereto have caused this Amendment to the Note to be executed as of the 20th day of December 2011.

BY:/s/ Marvin S. Hausman

Marvin S. Hausman

BY:/s/ Philip Sobol

Philip Sobol

BY:/s/ Devin Andres

Devin Andres, Vice President Operations

Total Nutraceutical Solutions, Inc.